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                                                                  EXHIBIT 23(B)

The Board of Directors
American Dental Partners, Inc.:

  We consent to the use of our reports on American Dental Partners, Inc. and subsidiaries dated October 27, 1997, except for note 13 as to which date is November 7, 1997, PDHC, Ltd. dated March 26, 1997, and The Orthocare Companies dated December 29, 1997 included herein and to the reference to our firm under the headings "Selected Historical and Pro Forma Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Boston, Massachusetts

January 30, 1998